                                                                   EXHIBIT 4.3
                                                                   -----------

                         CASS COMMERCIAL CORPORATION
                         ---------------------------
                   1995 PERFORMANCE-BASED STOCK OPTION PLAN
                   ----------------------------------------
                      (As amended through January, 1999)


      1.    PURPOSE OF PLAN.
            ---------------

      The purpose of this 1995 Performance-Based Stock Option Plan is to aid the Company and its subsidiaries in securing and retaining qualified personnel by making it possible to offer such personnel an increased incentive, in the form of a proprietary interest in the Company, to join or continue in the service of the Company or its subsidiaries and to increase their efforts for its welfare.

      2.    DEFINITIONS.
            -----------
      As used in this Plan, the following terms when capitalized shall have the meanings indicated:

      "Board" means the board of directors of the Company.

      "Business Day" means a day on which the main office of the Company is open for business, which shall be deemed to end at the regularly scheduled closing time of the Company's main office on such day.

      "Cass Bank" means Cass Commercial Bank (formerly Cass Bank & Trust
Company).

      "Change in Control" means any one or more of the following occurrences:

            (i) Any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company possessing more than one-third of the voting power for the election of directors of the Company;

            (ii) There shall be consummated any consolidation, merger, or other business combination involving the Company or the securities of the Company in which holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the entity surviving such transaction) having less than two-thirds of the total voting power in an election of directors of the Company (or such other surviving corporation);

            (iii) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director of the Company was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who were directors of the Company at the beginning of any such period; or

            (iv) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company.

      "CIS" means Cass Information Systems, Inc.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Stock" means the common stock of the Company.

      "Company" means Cass Commercial Corporation.

      "Compensation Committee" means the Compensation Committee of the Board.

      "Exercise Price" means the price per share which must be paid to the Company by an Optionee to purchase Option Shares, exclusive of any required reimbursement to the Company for federal and state withholding taxes payable by the Company as a result of such purchase.

      "Expiration Date" with respect to Option Shares means the first Business Day in January of the seventh (7th) calendar year after the year in which the Option is granted; except that if the Option is a Nonqualified Stock Option, then with respect to any Option Shares (and only those Option Shares) for which the Vesting Date shall have been accelerated as provided in paragraph 5.4 of this Plan, "Expiration Date" means the first Business Day in January of the tenth (10th) calendar year after the year in which the Option is granted.

      "Fair Market Value" of a share of Common Stock means (i) the mean between the highest and lowest quoted selling prices for a share of Common Stock on the day prior to the date Fair Market Value is determined, or (ii) if no sale took place on such day then such mean for the last previous day on which a sale took place, provided that if the Compensation Committee finds that such mean does not appropriately reflect fair market value, it may determine fair market value in such other manner as it may deem appropriate in its sole discretion.

      "Incentive Stock Option" means an option which meets the requirements of Section 422 of the Code and is designated as such.

      "NI Growth" with respect to the Company means one-third of the percentage growth in the Company's net after-tax income between the fourth calendar year preceding the year in which NI

Growth is calculated and the calendar year immediately preceding the year in which NI Growth is calculated; "NI Growth" with respect to Cass Bank means a percentage calculated in the same manner using Cass Bank's net after-tax income for the applicable periods; and "NI Growth" with respect to CIS means a percentage calculated in the same manner using CIS's net after-tax income for the applicable periods.

      "Nonqualified Stock Option" means an option granted under the Plan other than an Incentive Stock Option.

      "Option" means a right granted to purchase up to a specified number of shares of Common Stock pursuant to this Plan.

      "Option Agreement" means a contract between the Company and an Optionee, substantially in the form of Exhibit A hereto, setting forth the specific terms
                             ---------
and conditions of an Option.

      "Option Shares" means shares of Common Stock which are subject to issuance upon full or partial exercise of an Option.

      "Optionee" means a person to whom an Option has been granted and who has entered into an Option Agreement.

      "Performance Matrix" means, as the case may be, Schedule I (the "CCC
                                                      ----------
Performance Matrix"), Schedule II (the "Cass Bank Performance Matrix") or
                      -----------
Schedule III (the "CIS Performance Matrix") attached hereto.
------------

      "Plan" means this 1995 Performance-Based Stock Option Plan.

      "ROA Differential" with respect to the Company means the Company's average annual percentage return on assets for the three calendar years immediately preceding the year in which the calculation is made, less the average annual percentage return on assets for bank holding companies in the Company's national peer group for the same period; "ROA Differential" with respect to Cass Bank means Cass Bank's average annual percentage return on assets for the three calendar years immediately preceding the year in which the calculation is made, less the average annual percentage return on assets for banks in Cass Bank's Eighth Federal Reserve District peer group for the same period.

      "Vesting Date" with respect to Option Shares means the first Business Day in January of the seventh (7th) calendar year after the year in which the Option is granted, subject to acceleration as to all or any portion of the Option Shares as provided in paragraphs 5.4 and 5.5 of this Plan.

      3.    GRANTING OF OPTIONS.
            -------------------

      3.1 The Board may from time to time grant Options to directors, executive officers and other management employees of the Company, Cass Bank or CIS upon the recommendation of the Company's chief executive officer and the Compensation Committee.

      3.2 The Board may from time to time grant Options to the Company's chief executive officer upon the recommendation of the Compensation Committee.

      3.3 The grant of Options to employees of Cass Bank or CIS shall also be subject to the adoption of this Plan by the board of directors of such subsidiary and to the approval of either the board of directors of such subsidiary or an individual or committee to which approval authority has been delegated by the subsidiary's board of directors.

      3.4 Subject to the limitations set forth in the Plan, any option may be designated in whole or in part as either an Incentive Stock Option or a Nonqualified Stock Option, except that an Incentive Stock Option may not be granted to a director who is not an employee, or to any person who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company. Any option intended to constitute an Incentive Stock Option shall comply with the following requirements in addition to the other requirements of the Plan:

            (i) The aggregate Fair Market Value of the underlying Common Stock at the time of grant as to which Incentive Stock Options under the Plan may first be exercised by a participant in any calendar year shall not exceed $100,000; (to the extent that an option intended to constitute an Incentive Stock Option shall exceed the $100,000 limitation, the portion of the option that exceeds such limitation shall be treated as a Nonqualified Stock Option); and

            (ii) Notwithstanding any contrary provision of the Option Agreement, an Incentive Stock Option shall not be exercisable after the 10th anniversary of the date of grant.

      4.    MAXIMUM NUMBER OF OPTION SHARES.
            -------------------------------

      4.1 Options may not be granted aggregating more than 400,000<F1> Option Shares; provided that if any Option shall expire without being fully exercised, the unissued Option Shares shall again become available for option under this Plan.

      4.2 In the event of any stock dividend on, reclassification, split-up or combination of, or other change in, the Common Stock, then the number or kind of shares for which Options may be granted hereunder shall be correspondingly added to, reclassified, increased, diminished or changed proportionately.

      4.3 The Company shall at all times reserve a number of shares of Common Stock for issuance hereunder equal to the number of Option Shares for which Options are then outstanding, which reserved shares may consist of previously-unissued shares or treasury shares or any

[FN]
--------------
<F1>Increased from 200,000 shares pursuant to 2:1 stock split in the form of a stock dividend, March 15, 1997.

combination thereof.

      5.    TERMS AND CONDITIONS OF OPTIONS.
            -------------------------------

      5.1 Option Agreement. No person shall have any rights under any Option unless and until he or she shall have entered into an Option Agreement with respect to such Option substantially in the form of Exhibit A, if a
                                                         ---------
Nonqualified Stock Option, or Exhibit B, if an Incentive Stock Option, the
                              ---------
terms and conditions of which forms are hereby incorporated into this Plan.

      5.2 Exercise Price. The Exercise Price of each Option shall be determined by the Compensation Committee, but shall not be less than Fair Market Value as of the date the Option is granted. The Option Agreement may permit the Exercise Price to be paid in shares of Common Stock, valued for this purpose at their Fair Market Value on the date of exercise.

      5.3 Dates of Exercise of Options. Except as otherwise expressly provided in the Option Agreement, an Option may be exercised as to any Option Shares only (i) on or after the Vesting Date with respect to such Option Shares and (ii) on or before the Expiration Date with respect to such Option Shares.

      5.4 Possibility of Accelerated Vesting. The Vesting Date with respect to all Option Shares shall be subject to acceleration as follows:

            (i) Each Option shall be eligible to be considered for accelerated vesting beginning with the annual determinations of NI Growth and ROA Differential made in the second calendar year after the Option is granted, so that the earliest possible Vesting Date for any Option Shares shall be the first Business Day in January of the third year after it is granted.

            (ii) As early in each calendar year as the necessary information is available, the Compensation Committee shall calculate NI Growth and ROA Differential for each entity required, calculating the percentages in each case to two decimal places (i.e. 1/100 of 1%).

            (iii) Using the applicable Performance Matrix, the Compensation Committee shall then determine, for each Option eligible for accelerated vesting, the percentage (if any) of Option Shares which shall be subject to an accelerated Vesting Date, calculating such percentage to one decimal place (i.e. 1/10 of 1%). The applicable Performance Matrix shall be the Performance Matrix for the Optionee's employer, except that (A) in the case of Options granted to employees of CIS, the CCC Performance Matrix and the CIS Performance Matrix shall both be used, and the two resulting percentages shall be averaged, and (B) in the case of Options granted to employees of Cass Bank, the CCC Performance Matrix and the Cass Bank Performance Matrix shall both be used, and the two resulting percentages shall be averaged. No more than 30% of the Option Shares shall be subject to accelerated vesting in any year.

            (iv) The percentages so obtained shall be multiplied by the total original number of Option Shares, and the Vesting Date for the resulting number of Option Shares shall be accelerated from the original Vesting Date to the first Business Day in January of the calendar year following the year in which the determination was made.

            (v) The Compensation Committee shall promptly notify each Optionee of the percentage and number of Option Shares as to which the Vesting Date shall have been accelerated, and the resulting Vesting Date for such Option Shares.

            (Example of timing:  With respect to Options granted in 1995, the
             -----------------
            first calculations shall be made in 1997, with NI Growth calculated on net income growth from 1993 to 1996 and ROA Differential calculated over the years 1994 through 1996; the Vesting Date for the resulting number of Option Shares shall be accelerated from January 2, 2002 to January 2, 1998.)

      5.5 Automatic Acceleration of Vesting in the Event of a Change in Control. The Vesting Date shall be automatically accelerated, and all Options then outstanding under this Plan shall become immediately exercisable in full upon the first to occur of (i) a Change in Control, or (ii) the approval by the Board of a Change in Control, or (iii) 10 days before the record date, if any, for determining the shareholders of the Company eligible to vote on a proposed Change in Control, or (iv) 10 days before the last date for determining the shareholders of the Company eligible to participate in any Change in Control in which the Company's common stock would be sold, exchanged or converted for or into cash, property or other securities; provided that if
(A) the Company remains in existence and continues to carry on its business following the Change in Control, and (B) the Common Stock continues to be listed for trading with the Nasdaq Stock Market after the Change in Control, and (C) after the Change in Control, no person or group of persons acting in concert possesses more than a majority of the voting power for the election of directors of the Company, then such acceleration of the Vesting Date shall occur only if and to the extent that acceleration of the Vesting Date is provided for in an individual Option Agreement. A Change in Control shall not extend the Expiration Date of an Option except as provided in an individual Option Agreement.

      6.    DURATION OF PLAN.
            ----------------

      Options may be granted under this Plan from the date of its adoption by the Board until the effective date of its termination by the Board, but Options granted prior to termination of this Plan shall remain effective thereafter in accordance with their terms. However, no Incentive Stock Option may be granted more than ten years after the date the Plan was originally adopted by the Board.

      7.    ADMINISTRATION OF PLAN.
            ----------------------

      7.1 The Compensation Committee shall have the power to interpret the Plan and to make rules and establish procedures for making the various calculations called for hereunder and otherwise for carrying out the Plan. Any such interpretations, rules or procedures, and any decisions by the Compensation Committee or the Board as to the persons eligible to receive

Options and the terms thereof, shall be conclusive on the Company, its subsidiaries and their respective successors and assigns, and on the Optionee and his or her heirs, personal and legal representatives and assigns.

      7.2 The Board may amend or terminate the Plan at any time, or modify the terms of any individual Option Agreement, in its discretion; however, no amendment or termination shall adversely affect the rights of an Optionee under any Option then in effect, except as the Company and the Optionee may otherwise agree.


                          *     *     *     *     *

    ATTACHMENTS:
    -----------

      Exhibit A    - Nonqualified Stock Option Agreement Form
      ---------
      Exhibit B    - Incentive Stock Option Agreement Form
      ---------

      Schedule I   - CCC Performance Matrix:  NI Growth / ROA Differential
      ----------
      Schedule II  - Cass Bank Performance Matrix:  NI Growth / ROA Differential
      -----------
      Schedule III - CIS Performance Matrix:  NI Growth
      ------------

                                                                      Exhibit A
                                                                      ---------

                          CASS COMMERCIAL CORPORATION
                          ---------------------------
                   1995 PERFORMANCE-BASED STOCK OPTION PLAN
                   ----------------------------------------

                     NONQUALIFIED STOCK OPTION AGREEMENT
                     -----------------------------------

      THIS NONQUALIFIED STOCK OPTION AGREEMENT is entered into as of -------------, 19--, between Cass Commercial Corporation, a Missouri corporation (the "Company"), and -------------------------- (the "Optionee").

      WHEREAS, the Company has deemed it to be in its best interests to promote the loyalty and facilitate the retention of its employees and the employees of its subsidiaries in the service of the Company and its subsidiaries, by offering such employees an increased incentive to continue in the service of the Company and its subsidiaries and increase their efforts for its welfare, and

      WHEREAS, in furtherance of the above purposes the Optionee's employer has adopted the Company's 1995 Performance-Based Stock Option Plan, and has determined to afford the Optionee an opportunity to purchase shares of common stock of the Company pursuant to the Plan as hereafter described,

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto do hereby agree as follows:

      1.    Definitions.  Capitalized terms not otherwise defined herein
            -----------
shall have the same meanings as they are given in the Plan.

      2.    Grant of Option.  The Company hereby grants to the Optionee an
            ---------------
Option to purchase all or any part of the number of shares of its Common Stock set forth below (the "Option Shares"), at the purchase price set forth below and on the other terms and conditions herein set forth.

                  TOTAL NUMBER OF OPTION SHARES:  --------

                  PURCHASE PRICE PER OPTION SHARE:  $-----

      3.    Dates When Option Exercisable.
            -----------------------------

      (a) Except to the extent vesting is accelerated as provided in the Plan or this Option Agreement, the Option shall vest and first become exercisable on the following date:

                  INITIAL VESTING DATE:  JANUARY --, ----;

      (b) Except to the extent expiration is extended as provided in the Plan, the Option shall expire, to the extent it has not already been exercised, at the regularly scheduled closing time of the Company's main business office on the following date:

                  INITIAL EXPIRATION DATE:  JANUARY --, ----;

      (c) The Company will notify the Optionee of any acceleration of the Vesting Date or any extension of the Expiration Date as provided in the Plan, and the reason therefor.

      (d) Except as provided in paragraphs 3(e) and 3(f), the Option may be exercised only if the Optionee shall have continuously served as an employee of the Company or any of its subsidiaries from the date hereof to and including the date of exercise. It is expressly understood and agreed that nothing herein is intended or shall be construed as an employment contract or as implying any obligation on the part of the Optionee's employer to continue the Optionee's employment for any period of time after the date hereof. If the Optionee is a director who is not an employee of the Company, Cass Bank or CIS on the date of grant, then for purposes of this paragraph and paragraphs 3(e) and 3(f), employment shall include service as a director and termination of employment shall include the expiration of the Optionee's term as director unless the Optionee has been reelected to a successive term.

      (e) Notwithstanding paragraphs 3(b) and 3(d), in the event of the death of the Optionee or termination of the Optionee's employment by reason of his or her disability or incapacity, the Option may be exercised (but only to the extent it was exercisable on the date of the Optionee's death or of such termination of employment), by the Optionee's personal representative, heir, legatee, trustee, conservator (if any) or guardian (if any), respectively, in the manner set forth below, for a period of six (6) months after the date of the Optionee's death or of such termination of employment.

      (f) Notwithstanding paragraph 3(d), if the Optionee's employment is terminated by the Company other than for Cause during the period beginning upon the first to occur of (i) a Change in Control, or (ii) the approval by the Board of a Change in Control, or (iii) 10 days before the record date, if any, for determining the shareholders of the Company eligible to vote on a proposed Change in Control, or (iv) 10 days before the last date for determining the shareholders of the Company eligible to participate in any Change in Control in which the Company's common stock would be sold, exchanged or converted for or into cash, property or other securities, and ending upon the first to occur of (A) two (2) years after such Change in Control is effected, or (B) the date such proposed Change in Control is abandoned by the parties, then (I) to the extent the Option was not theretofore exercisable, the Vesting Date shall be accelerated as to all Option Shares and the Option shall be exercisable in full, and (II) the Option may be exercised (but only to the extent it was exercisable on the date of termination of the Optionee's employment) by the Optionee or the Optionee's personal representative, trustee, conservator (if any) or guardian (if any), respectively, in the manner set forth below, for a period of six (6) months after the date of such termination of employment; and if such Change in Control or any subsequent event has resulted in the sale, exchange or conversion of the Common Stock for or into cash, property or other securities, then upon exercise the Optionee shall receive in lieu of Common Stock the cash, property or other securities which the Optionee would have received had the Optionee exercised the Option in full 10 days before the last date for determining the shareholders of the Company eligible to participate in such Change in Control. For purposes of this paragraph, "Cause" means only conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest or intentional misconduct. The Compensation Committee shall make the determination of whether Cause exists in any particular case, and if it believes that

Cause may exist it shall provide the Optionee with notice of the reasons the Committee believes Cause may exist and shall give the Optionee the opportunity to respond to the allegation that Cause exists.

      4.    Method of Exercising Option.  The Optionee, or his or her
            ---------------------------
representative as permitted by paragraph 3(e) above, may exercise the Option hereby granted on one or more occasions at his or her discretion, on each occasion for all or any part of the Shares for which the Option is then exercisable, by each time delivering to the main business office of the Company, addressed to the attention of its Chief Executive Officer or Secretary, (i) a written notice stating his or her election to exercise the Option and the number of Option Shares to be purchased, together with (ii) any combination of (A) cash or (B) check or (C) shares of Common Stock with such endorsements or other transfer documentation as the Company may require, aggregating full payment of the purchase price of the Option Shares then being purchased plus the amount of any Federal and state withholding taxes
                ----
payable by the Company or any of its subsidiaries as a result of such exercise; provided that shares of Common Stock may not be used in payment of withholding taxes. Shares of Common Stock used to exercise an Option shall be valued at their Fair Market Value on the date of exercise. The Option shall be deemed to be exercised only upon receipt of such notice and payment. The Company will advise the Optionee, upon the Optionee's reasonable prior request, of the required amount of such taxes.

      5.    Non-Transferability of Option.  The Option may be exercised only
            -----------------------------
by the Optionee, or as permitted by paragraph 3(e) above. The rights granted by this Option may not be assigned, transferred, pledged or hypothecated in any way, other than by will or by operation of law, and shall not be subject to execution, attachment or similar process. In the event of the bankruptcy of the Optionee, or in the event of any prohibited assignment, transfer, pledge, hypothecation or other disposition of the Option, or in the event of the levy of any execution, attachment or similar process upon the Option, the Option shall automatically expire and shall be null and void. Notwithstanding the foregoing, however, with prior notice to the Company the rights granted by this Option may be transferred between the Optionee in his or her personal capacity and the Optionee as trustee of a trust (A) of which the Optionee is both sole trustee and sole beneficiary during his or her lifetime, and (B) all of which is treated under subpart E of Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, as owned by the Optionee.

      6.    Share Adjustments.  In the event of any stock dividend on,
            -----------------
reclassification, split-up or combination of, or other change in, the Company's common stock, then the number or kind of Option Shares shall be correspondingly added to, reclassified, increased, diminished or changed proportionately, without increase or decrease in the aggregate purchase price of all Option Shares.

      7.    No Rights of Optionee as Shareholder.  The Optionee shall have no
            ------------------------------------
rights respecting this Option or the Option Shares except as expressly set forth herein or in the Plan, a copy of which the Optionee hereby acknowledges having received; and the Optionee shall have no rights as a shareholder with respect to any Option Shares until this Option has been duly exercised as to such Option Shares in accordance with the terms hereof. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its common stock or its capital or business structure, or to merge or to consolidate, or to dissolve or liquidate, or to sell or transfer any or all of its business or assets.

      8.    General.  The Company shall at all times during the term of this
            -------
Option reserve and keep available a number of shares of common stock equal to the number of Option Shares, and shall pay any original issue or transfer taxes with respect to the issue of Option Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company incurred in connection therewith.

      IN WITNESS WHEREOF, the parties have executed this Nonqualified Stock Option Agreement as of the date first above written.


                                   Company: CASS COMMERCIAL CORPORATION


                                           By: --------------------------------
                                           Title: ----------------------



                                   Optionee: ----------------------------------

                                                                      Exhibit B
                                                                      ---------

                          CASS COMMERCIAL CORPORATION
                          ---------------------------
                   1995 PERFORMANCE-BASED STOCK OPTION PLAN
                   ----------------------------------------

                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------


      THIS INCENTIVE STOCK OPTION AGREEMENT is entered into as of ------------, 19--, between Cass Commercial Corporation, a Missouri corporation (the "Company"), and

                   ---------------------------- (the "Optionee").

      WHEREAS, the Company has deemed it to be in its best interests to promote the loyalty and facilitate the retention of its employees and the employees of its subsidiaries in the service of the Company and its subsidiaries, by offering such employees an increased incentive to continue in the service of the Company and its subsidiaries and increase their efforts for its welfare, and

      WHEREAS, in furtherance of the above purposes the Optionee's employer has adopted the Company's 1995 Performance-Based Stock Option Plan, and has determined to afford the Optionee an opportunity to purchase shares of common stock of the Company pursuant to the Plan as hereafter described,

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto do hereby agree as follows:

      1.    Definitions.  Capitalized terms not otherwise defined herein
            -----------
shall have the same meanings as they are given in the Plan.

      2.    Grant of Option.  The Company hereby grants to the Optionee an
            ---------------
Option to purchase all or any part of the number of shares of its Common Stock set forth below (the "Option Shares"), at the purchase price set forth below and on the other terms and conditions herein set forth. This Option is intended to qualify and be treated as an Incentive Stock Option, but if and to the extent it does not so qualify, it shall be treated as a Nonqualified Stock Option.

                  TOTAL NUMBER OF OPTION SHARES:  --------

                  PURCHASE PRICE PER OPTION SHARE:  $-----

      3.    Dates When Option Exercisable.
            -----------------------------

      (a) Except to the extent vesting is accelerated as provided in the Plan or this Option Agreement, the Option shall vest and first become exercisable on the following date:

                  INITIAL VESTING DATE:  JANUARY --, ----;

      (b) The Option shall expire, to the extent it has not already been exercised, at the regularly scheduled closing time of the Company's main business office on the following date:

                  EXPIRATION DATE:  JANUARY --, ----;

      (c) The Company will notify the Optionee of any acceleration of the Vesting Date and the reason therefor.

      (d) Except as provided in paragraphs 3(e), 3(f) and 3(g), the Option may be exercised only by the Optionee and only if the Optionee shall have continuously served as an employee of the Company or any of its subsidiaries from the date hereof to and including the date of exercise. It is expressly understood and agreed that nothing herein is intended or shall be construed as an employment contract or as implying any obligation on the part of the Optionee's employer to continue the Optionee's employment for any period of time after the date hereof.

      (e) Notwithstanding paragraph 3(d), in the event of the death of the Optionee the Option may be exercised (but only to the extent it was exercisable on the date of the Optionee's death) by the Optionee's personal representative, heir or legatee for a period of six (6) months after the date of the Optionee's death; but in no event shall the Option be exercisable after the expiration date set forth above.

      (f) Notwithstanding paragraph 3(d), in the event of the termination of the Optionee's employment by reason of his or her disability the Option may be exercised (but only to the extent it was exercisable on the date of such termination of employment) by the Optionee or the Optionee's duly appointed conservator or guardian for a period of three (3) months after the date of such termination of employment; except that in the event of the termination of the Optionee's employment by reason of his or her permanent and total disability as defined in Section 22(e)(3) of the Code, the exercise period will be six (6) months after the date of such termination of employment; but in no event shall the Option be exercisable after the expiration date set forth above.

      (g) Notwithstanding paragraph 3(d), if the Optionee's employment is terminated by the Company other than for Cause during the period beginning upon the first to occur of (i) a Change in Control, or (ii) the approval by the Board of a Change in Control, or (iii) 10 days before the record date, if any, for determining the shareholders of the Company eligible to vote on a proposed Change in Control, or (iv) 10 days before the last date for determining the shareholders of the Company eligible to participate in any Change in Control in which the Company's common stock would be sold, exchanged or converted for or into cash, property or other securities, and ending upon the first to occur of (A) two (2) years after such Change in Control is effected, or (B) the date such proposed Change in Control is abandoned by the parties, then (I) to the extent the Option was not theretofore exercisable, the Vesting Date shall be accelerated as to all Option Shares and the Option shall be exercisable in full, and (II) the Option may be exercised (but only to the extent it was exercisable on the date of termination of the Optionee's employment) by the Optionee for a period of three (3) months after the date of such termination of employment, but in no event shall the Option be exercisable after the expiration date set forth above; and if such Change in Control or any subsequent event has resulted in the sale, exchange or conversion of the Common Stock for or into cash, property or other securities, then upon exercise the Optionee shall receive in lieu of Common Stock the cash, property or other securities which the Optionee would have received had the Optionee exercised the Option in full 10 days before the last date for determining the shareholders of the Company eligible to participate in such Change in Control. For purposes of this paragraph, "Cause" means only conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest or intentional misconduct. The Compensation Committee shall make the determination of whether Cause exists in any particular case, and if it believes that Cause may exist it shall provide the Optionee with notice of the reasons the Committee believes Cause may exist and shall give the Optionee the opportunity to respond to the allegation that Cause exists.

      4.    Method of Exercising Option.  The Optionee, or his or her
            ---------------------------
representative as permitted by paragraph 3(e) or 3(f) above, may exercise the Option hereby granted on one or more occasions at his or her discretion, on each occasion for all or any part of the Shares for which the Option is then exercisable, by each time delivering to the main business office of the Company, addressed to the attention of its Chief Executive Officer or Secretary, (i) a written notice stating his or her election to exercise the Option and the number of Option Shares to be purchased, together with (ii) any combination of (A) cash or (B) check or (C) shares of Common Stock with such endorsements or other transfer documentation as the Company may require, aggregating full payment of the purchase price of the Option Shares then being purchased. Shares of Common Stock used to exercise an Option shall be valued at their Fair Market Value on the date of exercise. The Option shall be deemed to be exercised only upon receipt of such notice and payment.

      5.    Non-Transferability of Option.  The Option may be exercised only
            -----------------------------
by the Optionee, or as permitted by paragraph 3(e) or 3(f) above. The rights granted by this Option may not be assigned, transferred, pledged or hypothecated in any way, other than by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. In the event of the bankruptcy of the Optionee, or in the event of any prohibited assignment, transfer, pledge, hypothecation or other disposition of the Option, or in the event of the levy of any execution, attachment or similar process upon the Option, the Option shall automatically expire and shall be null and void.

      6.    Share Adjustments.  In the event of any stock dividend on,
            -----------------
reclassification, split-up or combination of, or other change in, the Company's common stock, then the number or kind of Option Shares shall be correspondingly added to, reclassified, increased, diminished or changed proportionately, without increase or decrease in the aggregate purchase price of all Option Shares.

      7.    No Rights of Optionee as Shareholder.  The Optionee shall have no
            ------------------------------------
rights respecting this Option or the Option shares except as expressly set forth herein or in the Plan, a copy of which the Optionee hereby acknowledges having received; and the Optionee shall have no rights as a shareholder with respect to any Option Shares until this Option has been duly exercised as to such Option Shares in accordance with the terms hereof. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its common stock or its capital or business structure, or to merge or to consolidate, or to dissolve or liquidate, or to sell or transfer any or all of its business or assets.

      8.    General.  The Company shall at all times during the term of this
            -------
Option reserve and keep available a number of shares of common stock equal to the number of Option Shares, and shall pay any original issue or transfer taxes with respect to the issue of Option Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company incurred in connection therewith.


      IN WITNESS WHEREOF, the parties have executed this Incentive Stock Option Agreement as of the date first above written.


                                   Company: CASS COMMERCIAL CORPORATION


                                           By: --------------------------------
                                           Title: ----------------------



                                   Optionee: ----------------------------------